GENERAL ASSIGNMENT

AGREEMENT entered into by and between Kard Scientific, Inc and Rajah Menon, hereinafter referred to as "Assignor" and NanoAntibiotics, Inc. hereinafter referred to as "Assignee," on this 3rd day of October 2013.

For consideration received today of one dollar, Assignor hereby unconditionally and irrevocably assigns, grants, and transfers all rights, title, interest, and obligation in, to and under the following to Assignee:

Pharmaceutical compounds related to antibiotic efflux pump blockers and (ii) all related research including in-vitro studies.

The Assignor hereby warrants and represents that the Assignor possesses full right and authority to enter into this Agreement and to transfer the aforementioned rights, title, interest and obligation.

The Assignor warrants and represents that the aforementioned rights, title, interest and benefits are free from all liens, encumbrances, or adverse claims.

The assignment shall be binding upon and inure to the benefit Assignor and Assignee, and to their successors, assigns, and personal representatives.

Signed this 3rd day of October 2013.

Rajah Menon /s/ Rajah Menon
Assignor’s Printed Name                              Assignor’s Signature

Kard Scientific Inc., Rajah Menon, President
Rajah Menon /s/ Rajah Menon
Assignor’s Printed Name                              Assignor’s Signature

NanoAntibitotics,

Elliot Ehrlich, CEO

 Elliot Ehrlich /s/ Elliot Ehrlich
Assignee’s Printed Name                             Assignee’s Signature